Exhibit 99.1
Guess?, Inc. Provides Additional Business Updates Related to COVID-19

Los Angeles, CA-March 31, 2020 - Guess?, Inc. (NYSE: GES) today provided additional updates to actions it is taking in response to the COVID-19 pandemic.

As announced on March 27, 2020, Guess stores throughout the U.S. and Canada will remain closed until further notice to help ensure the health, safety and well-being of our Guess customers, associates, and the communities our Company serves. In conjunction with the decision to extend the temporary store closures, the Company is implementing a number of other measures to help mitigate the operating and financial impact of the pandemic, including:

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Furloughing all of its U.S. and Canada store associates starting April 2, 2020. Store associates will receive pay for time scheduled from the beginning of the store closures through April 1 and the Company will fund health insurance premiums during the furlough for all eligible associates impacted by these measures.

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Furloughing approximately 50% of its U.S. and Canada corporate associates, and most of the associates at its distribution centers in the U.S. and Canada, starting April 2, 2020. The Company will also fund health insurance premiums for all furloughed corporate and distribution center associates.

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Implementing temporary tiered salary reductions for all management level corporate employees in the U.S., ranging from 15% at lower levels to 70% for Chief Executive Officer Carlos Alberini and Chief Creative Officer Paul Marciano.

•	Deferring annual merit increases.

•	Executing substantial reductions in expenses, store occupancy costs, capital expenditures and overall costs, including through reduced inventory purchases.

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Working globally with all our Country Management Teams to maximize our participation in all eligible government or other initiatives available to businesses or employees impacted by the COVID-19 pandemic in order to help protect our business and our associates.

In addition to these measures, as previously announced, the Company has drawn down approximately $212 million under certain of its credit facilities and has decided to postpone its decision related to the potential declaration of its quarterly cash dividend for the first quarter of fiscal 2021, both as precautionary measures to help ensure financial flexibility and to maximize liquidity.
Carlos Alberini, Chief Executive Officer, commented, “These are some of the most difficult decisions our Company has had to make in our entire four-decade history. And while many of these decisions have proven very challenging, by far the hardest one is the decision to furlough our associates. We will make every effort to bring our team members back to their jobs as soon as we possibly can. In these unprecedented times, I can assure you that we are working relentlessly to protect the well-being of our Guess family, our associates, customers and the communities we serve, while preserving the long-term health of the Company for all of our stakeholders. We are confident that with these aggressive and immediate actions we are putting the Company in the best position for future success.”
About Guess?
Guess?, Inc. designs, markets, distributes and licenses a lifestyle collection of contemporary apparel, denim, handbags, watches, eyewear, footwear and other related consumer products. Guess? products are distributed through branded Guess? stores as well as better department and specialty stores around the world. As of February 1, 2020, the Company directly operated 1,169 retail stores in the Americas, Europe and Asia. The Company’s partners and distributors operated 560 additional retail stores worldwide. As of February 1, 2020, the Company and its partners and distributors operated in approximately 100 countries worldwide. For more information about the Company, please visit www.guess.com.
Forward Looking Statements
Certain statements included in this release, including statements concerning store closures and future actions in response to the coronavirus outbreak, are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements, which are frequently indicated by terms such as “expect,” “could,” “will,” “should,” “believe,” “continue,” “plan” and similar terms, are only expectations, and involve known and unknown risks and uncertainties, which may cause actual results in future periods to differ materially from what is currently anticipated. Factors which may cause actual results in future periods to differ materially from current expectations include, among others: our ability to maintain our brand image and reputation; domestic and international economic or political conditions, including economic and other events that could negatively impact consumer confidence and discretionary consumer spending; the continuation or worsening of impacts related to the COVID-19 outbreak, including business, financial, human capital and other impacts to the Company and its partners; changes in the competitive marketplace and in our commercial relationships; our ability to anticipate and adapt to changing consumer preferences and trends; our ability to manage our inventory commensurate with customer demand; risks related to the timing and costs of delivering merchandise to our stores and our wholesale customers; unexpected or unseasonable weather conditions; our ability to effectively operate our various retail concepts, including securing, renewing, modifying or terminating leases for store locations; our ability to successfully and/or timely implement our growth strategies and other strategic initiatives; our ability to expand internationally and operate in regions where we have less experience, including through joint ventures; risks related to our convertible senior notes issued in April 2019, including our ability to settle the liability in cash; our ability to successfully or timely implement plans for cost reductions; our ability to effectively and efficiently manage the volume and costs associated with our European distribution centers without incurring shipment delays; our ability to attract and retain key personnel; obligations or changes in estimates arising from new or existing litigation, tax and other regulatory proceedings; risks related to the complexity of the Tax Reform, future clarifications and legislative amendments thereto, as well as our ability to accurately interpret and predict its impact on our cash flows and financial condition; the risk of economic uncertainty associated with the transition period of the United Kingdom’s departure from the European Union (“Brexit”) or any other similar referendums that may be held; the occurrence of unforeseen epidemics, such as the COVID-19 outbreak; other catastrophic events; changes in U.S. or foreign tax or tariff policy, including changes to tariffs on imports into the U.S.; accounting adjustments to our unaudited financial statements identified during the completion of our annual independent audit of financial statements and financial controls or from subsequent events arising after issuance of this release; risk of future non-cash asset impairments, including goodwill, right of-use lease assets and/or store asset impairments; restructuring charges; our ability to adapt to new regulatory compliance and disclosure obligations; risks associated with our foreign operations, such as violations of laws prohibiting improper payments and the burdens of complying with a variety of foreign laws and regulations (including global data privacy regulations); risks associated with the acts or omissions of our third party vendors, including a failure to comply with our vendor code of conduct or other policies; risks associated with cyber-attacks and other cyber security risks; risks associated with our ability to properly collect, use, manage and secure consumer and employee data; risks associated with our vendors’ ability to maintain the strength and security of information technology systems; and changes in economic, political, social and other conditions affecting our foreign operations and sourcing, including the impact of currency fluctuations, global tax rates and economic and market conditions in the various countries in which we operate. In addition to these factors, the economic, technological, managerial, and other risks identified in the Company’s most recent annual report on Form 10-K and other filings with the Securities and Exchange Commission, including but not limited to the risk factors discussed therein, could cause actual results to differ materially from current expectations. The current global economic climate, length and severity of the COVID-19 outbreak, and uncertainty surrounding potential changes in U.S. policies and regulations, including the upcoming U.S. election, may amplify many of these risks. Additional information with respect to known and unknown risks will also be set forth in the Company’s annual report on Form 10-K for the fiscal year ended February 1, 2020, which is expected to be filed with the Securities and Exchange Commission in the first quarter of fiscal 2021. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:	Guess?, Inc.
Fabrice Benarouche
VP, Finance and Investor Relations
(213) 765-5578

Source:	Guess?, Inc.